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                         [PRICEWATERHOUSECOOPERS LOGO]

                         PRICEWATERHOUSECOOPERS L.L.P.
                             One Post Office Square
                                Boston, MA 02109
                            Telephone (617) 478-5000
                            Facsimile (617) 478-5900


                         REPORT OF INDEPENDENT ACCOUNTS

To the Board of Directors and
 Stockholders of PictureTel Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders, equity and cash flows present fairly, in all material respects, the financial position of PictureTel Corporation and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimate made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses from operations and requires additional financing. These factors raise substantial doubt abut its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


PriceWaterhouseCoopers L.L..

February 15, 2000, except for
 the information in the first
 paragraph of Note 7,
 as to which the date is
 March 28, 2000